Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-52372 on form N-2 of our reports dated October 23, 2003 on Merrill Lynch Senior Floating Rate Fund II, Inc. (the “Fund”) and Master Senior Floating Rate Trust, both appearing in the Fund’s August 31, 2003 Annual Report, and to the reference to us under the caption “Financial Highlights” both in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey December 19, 2003